Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Namib Minerals

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares (Secondary Offering)	(1)	Other	1,500,000	$1.48	$2,220,000.00	0.0001381	$306.59

Total Offering Amounts:							$2,220,000.00		306.59
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$306.59

__________________________________________
Offering Note(s)

(1)	The Amount Registered represents ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Namib Minerals, a Cayman Islands company (the “Registrant”), issuable pursuant to a promissory note (the “Promissory Note”) of the Registrant. This Registration Statement covers, in addition to the number of Ordinary Shares stated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of Shares that may be offered or issued from stock splits, stock dividends or similar transactions with respect to the Shares being registered. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of the Shares on The Nasdaq Stock Market LLC on July 27, 2026.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares, issuable upon exercise of Warrants (Primary Offering)	(1)	18,576,712	$213,632,188.00	F-1	333-288328	07/22/2025
Equity	Ordinary Shares (Secondary Offering)	(2)	73,726,404	1,116,586,388.58	F-1	333-288328	07/22/2025
Equity	Ordinary Shares, issuable upon exercise of Warrants (Secondary Offering)	(3)	5,289,934	61,815,523.76	F-1	333-288328	07/22/2025
Equity	Warrants, each Warrant exercisable for one Ordinary Share at an exercise price of $11.50 (Secondary Offering)	(4)	5,289,934	0.00	F-1	333-288328	07/22/2025
Equity	Ordinary Shares (Secondary Offering)	(5)	129,698	425,409.44	F-1	333-290714	10/03/2025

__________________________________________
Prospectus Note(s):

(1)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form F-1 (File No. 333-288328), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2025 and declared effective on July 22, 2025 (as amended “Registration Statement I”), because such securities are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Consists of (i) 7,212,394 Ordinary Shares issuable upon the exercise of Private Placement Warrants and (ii) 11,364,318 Ordinary Shares issuable upon the exercise of Public Warrants.
(2)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form F-1 (File No. 333-288328), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2025 and declared effective on July 22, 2025 (as amended “Registration Statement I”), because such securities are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Consists of (i) 2,695,000 Ordinary Shares that were issued to the SPAC Sponsor and the Former Red Rock Directors in exchange for an equal number of such parties’ Founder Shares; (ii) 41,979,296 Ordinary Shares that were issued to certain Former Greenstone Shareholders as merger consideration following the consummation of the Business Combination; (iii) 28,770,000 Ordinary Shares that may be issued to certain Former Greenstone Shareholders upon the Company’s achievement of certain operational milestones; and (iv) 282,108 Ordinary Shares that were issued to Polar in a private placement pursuant to the Polar Subscription agreement.
(3)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form F-1 (File No. 333-288328), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2025 and declared effective on July 22, 2025 (as amended “Registration Statement I”), because such securities are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Consists of 5,289,934 Ordinary Shares issuable upon the exercise of Private Placement Warrants that may be sold by certain Selling Securityholders.
(4)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form F-1 (File No. 333-288328), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2025 and declared effective on July 22, 2025 (as amended “Registration Statement I”), because such securities are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Consists of 5,289,934 Private Placement Warrants.
(5)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

No registration fee is payable in connection with the Ordinary Shares that were previously registered on the Company’s registration statement on Form F-1 (File No. 333-290714), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2025 and became effective on October 23, 2025 (as amended “Registration Statement II”), because such Ordinary Shares are being transferred from Registration Statement II to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement II, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Consists of Ordinary Shares issuable pursuant to the Promissory Note.